UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

June 5, 2015
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)

2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
(Registrant’s telephone number)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 5, 2015 (the “Issuance Date”), upon repayment of the obligation described in Item 1.02, KonaRed Corporation (the “Company”) issued a $500,000 note (the “Note”) to Solait Corp., a corporation affiliated with Gonzalo Camet Piccone, a director of the Company.  According to the terms of the Note, $250,000 will be due three months from the Issuance Date and the remaining $250,000 will be due six months from the Issuance Date.  The Note bears interest at 12% until repayment.  The Note may be prepaid in whole, or in part, at any time before each maturity date without prepayment penalty.  Solait Corp. was issued 1,700,000 restricted common shares of the Company as a fee.  As security for the Note, Shaun Roberts, the Company’s Chief Executive Officer pledged 3,333,333 shares of the Company, which he owns, as security for the Note (the "Pledge Shares"). If the Company defaults on the payment of the Note, then sufficient Pledge Shares will be released to cover the full amount of the due payment(s).

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the foregoing documents, which are filed as Exhibits 10.1,which are incorporated herein by this reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Company repaid in full its convertible debenture (the “Debenture”) with Group 10 Holdings, LLC (“Group 10”) by making a payment of $528,458. The principal balance and accrued interest of the Debenture was convertible into the Company’s common stock   The Company has no further obligation to Group 10 under the Debenture.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Term Sheet with Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO
June 8, 2015